Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-259659 on Form S-8 and Registration Statement No. 333-258823 on Form S-3 (as converted by post-effective amendment) of our reports dated February 20, 2025, relating to the financial statements of Hillman Solutions Corp. and the effectiveness of Hillman Solutions Corp.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 28, 2024.

/s/ DELOITTE & TOUCHE LLP
Cincinnati, Ohio
February 20, 2025